Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Third-quarter Financial Results

Strong execution drives company-wide margin improvement;
Company updates 2013 Crane and Foodservice revenue outlook

MANITOWOC, Wis. - October 24, 2013 - The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $1.015 billion for the third quarter of 2013, an increase of 7.1 percent compared to sales of $947.5 million in the third quarter of 2012. The sales increase was primarily driven by a 10.4 percent increase in Crane segment sales.
On a GAAP basis, the company reported net earnings of $52.9 million, or $0.39 per diluted share, in the third quarter versus earnings of $22.2 million, or $0.17 per diluted share, in the third quarter of 2012. Both periods included special items. A reconciliation of GAAP net earnings to net earnings before special items for the quarter and year-to-date periods is provided later in this press release.
“Our results for the third quarter demonstrate our efforts to deliver sustainable organic improvements through operational initiatives and new product introductions in spite of a tepid macro environment,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “With continuing growth, expanding margins, and strong cash flows, the focus on our core competencies underscores our ability to navigate through the prolonged uncertainty that exists in the marketplace. As we look longer term, we will continue to solidify our competitive positioning globally through the steadfast execution of our strategic imperatives.”
Crane Segment Results
Third-quarter 2013 net sales in the Crane segment were $612.6 million, up 10.4 percent from $555.1 million in the third quarter of 2012, driven primarily by continued growth in the Americas region as a result of increased crawler crane activity, as well as ongoing success with Manitowoc Crane Care, our aftermarket product support solution.
Crane segment operating earnings for the third quarter of 2013 were $55.7 million, up 110.2 percent compared to $26.5 million in the same period last year. This resulted in an operating margin of 9.1 percent for the third quarter of 2013, up from 4.8 percent in the same period in 2012. Third-quarter 2013 earnings were driven by higher sales volume and operational efficiencies.
Crane segment backlog totaled $568 million as of September 30, 2013, a decrease of $158 million from the second quarter 2013. Third-quarter 2013 orders of $450 million were 23 percent lower than the third quarter of 2012.

Tellock continued, “While the global markets have not rebounded to the degree that we had expected, we generated solid third-quarter sales growth and notable margin improvement, driven by strength in our crawler crane product line, the success of our new products, as well as the execution of our Lean manufacturing, purchasing, and product quality initiatives. Order intake, however, did track lower than expected, reflecting the cautious and conservative spending actions of many customers. Despite these headwinds, we continue to execute our strategies and focus on the areas we can control, which will ultimately drive long-term, sustainable growth and margin improvement including expanding our global footprint, accelerating new product innovation, and driving operational excellence.”
Foodservice Segment Results
Third-quarter 2013 net sales in the Foodservice segment were $401.9 million, up from $392.4 million in the third quarter of 2012. The increase was driven by growth in the Americas and EMEA regions, complemented by continued traction from new products.
Foodservice operating earnings for the third quarter of 2013 were $69.5 million, down 2.9 percent versus $71.6 million for the third quarter of 2012. This resulted in a Foodservice segment operating margin of 17.3 percent for the third quarter of 2013, compared to an operating margin of 18.2 percent for the prior-year period. The year-over-year margin decrease was due to ongoing investments in our key brand manufacturing strategies, as well as new product development costs.
“Our Foodservice segment posted modest sales growth during the quarter. These results were driven by sustained improvements in North America, increasing demand in Europe from the successful roll-out of our blended beverage technology, and overall strength among select products in our accelerated cooking platform,” Tellock added. “As we look to the future, we are confident in the growth prospects that lie ahead, which were enhanced by our recent acquisition of Inducs, a market leader in induction cooking technology. Our unique offering that is created through our world-class R&D center and close collaboration with customers, coupled with our investments in manufacturing and operational efficiencies, make the team confident in our long-term outlook,” Tellock concluded.
Cash Flow
Cash flow provided from operating activities from continuing operations in the third quarter of 2013 was $114.4 million, versus $49.7 million in the prior-year quarter, driven by cash from profitability and partially offset by seasonal working capital requirements in both segments. Third-quarter 2013 capital expenditures totaled $26.4 million, while net debt reduction in the same period totaled $95.4 million. On a year-to-date basis, the company has repaid approximately $11 million of debt compared to increasing its net borrowings by $126 million for the same period one year ago.
2013 Guidance
Based on year-to-date results and its outlook for the fourth quarter, the company is lowering its Crane and Foodservice revenue guidance, as well as its full-year effective tax rate, while reaffirming margin guidance and all other key full-year financial metrics. For the full-year 2013, Manitowoc expects:

■ Crane revenue - mid single-digit percentage growth
■ Crane operating margins - high single-digit percentage
■ Foodservice revenue - modest single-digit percentage growth
■ Foodservice operating margins - continuing mid-teens percentage
■ Capital expenditures - approximately $100 million

■ Depreciation & amortization - approximately $115 million
■ Interest expense - approximately $125 million
■ Amortization of deferred financing fees - approximately $10 million
■ Debt reduction - to exceed $200 million
■ Full-year effective tax rate below 30 percent

Investor Conference Call
On October 25 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc's senior management will discuss its third-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc's Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.
About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manu-facturer with over 115 manufacturing, distribution, and service facilities in 26 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world's leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In 2012, Manitowoc’s revenues totaled $3.9 billion, with more than half of these revenues generated outside of the United States.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•
foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of U.S. government budget sequestration;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated issues associated with the resolution or settlement of uncertain tax positions, including unfavorable settlement of a tax matter with the IRS related to the 2008 and 2009 calendar years;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Nine Months Ended September 30, 2013 and 2012
(In millions, except share data)
INCOME STATEMENT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012*	2013	2012*
Net sales	$1,014.5	$947.5	$2,959.1	$2,796.6
Cost of sales	754.4	713.6	2,206.2	2,108.2
Gross profit	260.1	233.9	752.9	688.4
Engineering, selling and administrative expenses	151.0	152.5	470.4	449.0
Restructuring expense	0.4	0.7	1.6	1.6
Amortization expense	8.7	9.3	26.8	27.9
Other	0.2	1.9	0.5	2.0
Operating earnings	99.8	69.5	253.6	207.9
Amortization of deferred financing fees	(1.8)	(2.0)	(5.3)	(6.1)
Interest expense	(32.0)	(34.4)	(97.9)	(101.2)
Loss on debt extinguishment	—	—	(0.4)	—
Other (expense) income - net	0.9	(0.2)	1.1	—
Earnings from continuing operations before taxes on income	66.9	32.9	151.1	100.6
Provision for taxes on income	17.0	13.5	34.8	40.4
Earnings from continuing operations	49.9	19.4	116.3	60.2
Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	0.7	0.3	(1.5)	0.3
Loss on sale of discontinued operations, net of income taxes	—	—	(1.6)	—
Net earnings	50.6	19.7	113.2	60.5
Less net loss attributable to noncontrolling interests	(2.3)	(2.5)	(7.7)	(6.7)
Net earnings attributable to Manitowoc	52.9	22.2	120.9	67.2
Amounts attributable to the Manitowoc common shareholders:
Earnings from continuing operations	52.2	21.9	124.0	66.9
Earnings (loss) from discontinued operations, net of income taxes	0.7	0.3	(1.5)	0.3
Loss on sale of discontinued operations, net of income taxes	—	—	(1.6)	—
Net earnings attributable to Manitowoc	52.9	22.2	120.9	67.2
BASIC EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.39	$0.17	$0.93	$0.51
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	0.01	—	(0.01)	—
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	(0.01)	—
BASIC EARNINGS PER SHARE	$0.40	$0.17	$0.91	$0.51
DILUTED EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.39	$0.17	$0.92	$0.50
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	0.01	—	(0.01)	—
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	(0.01)	—
DILUTED EARNINGS PER SHARE	$0.39	$0.17	$0.89	$0.51
AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	133,079,254	130,704,895	132,798,086	130,610,592
Average Shares Outstanding - Diluted	135,304,501	132,602,292	135,141,947	132,576,695

SEGMENT SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012*	2013	2012*
Net sales from continuing operations:
Cranes and related products	$612.6	$555.1	$1,816.9	$1,673.6
Foodservice equipment	401.9	392.4	1,142.2	1,123.0
Total	$1,014.5	$947.5	$2,959.1	$2,796.6
Operating earnings (loss) from continuing operations:
Cranes and related products	$55.7	$26.5	$152.0	$99.7
Foodservice equipment	69.5	71.6	181.6	188.8
General corporate expense	(16.1)	(16.7)	(51.1)	(49.1)
Restructuring expense	(0.4)	(0.7)	(1.6)	(1.6)
Amortization	(8.7)	(9.3)	(26.8)	(27.9)
Other	(0.2)	(1.9)	(0.5)	(2.0)
Total	$99.8	$69.5	$253.6	$207.9

* Results have been prepared with the previously announced divested Jackson warewashing business treated as a discontinued operation.

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Nine Months Ended September 30, 2013 and 2012
(In millions)

BALANCE SHEET

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and temporary investments	$87.2	$76.1
Restricted cash	9.5	10.6
Accounts receivable - net	291.3	332.7
Inventories - net	854.9	707.6
Deferred income taxes	88.4	89.0
Other current assets	131.2	105.2
Current assets of discontinued operation	—	6.8
Total current assets	1,462.5	1,328.0
Property, plant and equipment - net	575.0	556.1
Intangible assets - net	1,982.7	2,007.1
Other long-term assets	146.9	130.3
Long-term assets of discontinued operation	—	35.8
TOTAL ASSETS	$4,167.1	$4,057.3
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$902.9	$912.9
Short-term borrowings	97.2	92.8
Customer advances	35.4	24.2
Product warranties	82.9	82.1
Product liabilities	26.5	27.9
Current liabilities of discontinued operation	—	6.0
Total current liabilities	1,144.9	1,145.9
Long-term debt	1,706.0	1,732.0
Other non-current liabilities	601.7	589.5
Long-term liabilities of discontinued operation	—	8.6
Stockholders’ equity	714.5	581.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,167.1	$4,057.3

CASH FLOW SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012*	2013	2012*
Net earnings attributable to Manitowoc	$52.9	$22.2	$120.9	$67.2
Non-cash adjustments	27.0	31.5	96.6	92.5
Changes in operating assets and liabilities	34.5	(4.0)	(161.6)	(233.4)
Net cash provided from (used for) operating activities of continuing operations	114.4	49.7	55.9	(73.7)
Net cash provided from (used for) operating activities of discontinued operations	0.7	1.2	(3.3)	2.8
Net cash provided from (used for) operating activities	115.1	50.9	52.6	(70.9)
Capital expenditures	(26.4)	(15.5)	(73.3)	(50.2)
Restricted cash	1.4	0.1	1.2	(2.9)
Proceeds from sale of business	—	—	39.2	—
Proceeds from sale of fixed assets	0.5	0.5	1.4	0.7
Net cash used for investing activities of discontinued operations	(0.1)	—	(0.1)	(0.1)
Proceeds from swap monetization	—	14.8	—	14.8
(Payments) proceeds from borrowings - net	(95.4)	(39.2)	(10.8)	126.2
Payments on receivable financing - net	(3.2)	(2.8)	(0.9)	(21.5)
Stock options exercised	0.9	1.0	3.8	2.6
Debt issuance costs	—	(0.3)	—	(0.3)
Effect of exchange rate changes on cash	—	2.0	(2.0)	1.3
Net increase (decrease) in cash & temporary investments	$(7.2)	$11.5	$11.1	$(0.3)

* Results have been prepared with the previously announced divested Jackson warewashing business treated as a discontinued operation.

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of September 30, 2013 was $451.9 million. The reconciliation of net income attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net income attributable to Manitowoc	$155.4
Loss from discontinued operations	1.5
Loss on sale of discontinued operations	1.6
Depreciation and Amortization	108.6
Interest expense and amortization of deferred financing fees	141.2
Costs due to early extinguishment of debt	6.7
Restructuring charges	9.5
Income taxes	32.4
Other	(5.0)
Adjusted EBITDA	$451.9

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012*	2013	2012*
Net earnings attributable to Manitowoc	$52.9	$22.2	$120.9	$67.2
Special items, net of tax:
(Earnings) loss from discontinued operations	(0.7)	(0.3)	1.5	(0.3)
Loss on sale of discontinued operations	—	—	1.6	—
Early Extinguishment of Debt	—	—	0.3	—
Restructuring expense	0.3	0.5	1.0	1.0
Net earnings before special items	$52.5	$22.4	$125.3	$67.9

Diluted earnings per share	$0.39	$0.17	$0.89	$0.51
Special items, net of tax:
(Earnings) loss from discontinued operations	(0.01)	—	0.01	—
Loss on sale of discontinued operations	—	—	0.01	—
Early Extinguishment of Debt	—	—	—	—
Restructuring expense	—	—	0.01	0.01
Diluted earnings per share before special items	$0.39	$0.17	$0.93	$0.51

* Results have been prepared with the previously announced divested Jackson warewashing business treated as a discontinued operation.